UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2025

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 8, 2025, Mr. Thyagarajan Ramachandran informed the Company that they had decided to resign from their position as the Chief Financial Officer of the Company, effective April 10, 2025, along with the appointment of Mr. David Ayanoglou as the new Chief Financial Officer of the Company.

The Company accepted Mr. Thyagarajan’s resignation as of such date and is deeply appreciative of the many years of service contributed to the Company. Mr. Thyagarajan’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On April 10, 2025, the Board of Directors (the “Board”) of the Company appointed Mr. David Ayanoglou to serve as the Company’s Chief Financial Officer, effective immediately.

In connection with their appointment, on April 10, 2025, Mr. Ayanoglou and the Company entered into a contract for employment (the “Employment Agreement”), effective immediately, for Mr. Ayanoglou’s service as the Company’s Chief Financial Officer on an at-will basis. Pursuant to their Employment Agreement, Mr. Ayanoglou are entitled to an annual base salary of $278,000 per annum, and would be eligible for the Company’s bonus program, based upon the performance goals and bonus plan (to be agreed upon by and between Mr. Ayanoglou and the Company), along with being eligible for Company’s equity incentive plan, and other employee benefit programs (as then applicable, and available). If Mr. Ayanoglou violates the terms of their Employment Agreement, the Company may terminate their employment without notice and without payment of any compensation or accelerated vesting of options, subject to any over-dues. Mr. Ayanoglou’s Employment Agreement also provides for certain non-compete and non-solicitation covenants. The term of Mr. Ayanoglou’s Employment Agreement began immediately and renews for an indefinite period, unless otherwise terminated by either party.

Mr. Ayanoglou, age 46, has a distinguished career of over 23 years in corporate finance, with a focus around software M&A and financial reporting. Mr. Ayanoglou had been, prior to joining the Company, for over four years consulting variety of clients on several critical M&A transactions, corporate reporting and CFO related matters in the technology and healthcare spaces. Prior to that, Mr. Ayanoglou was a Director of Valuations and Transaction Support at Open Text where he served for over 13 years and participated in the execution of over 43 transactions where the deal sizes ranged from $5M to $1.62B (including acquisition of divisions of Dell/EMC). Three of the deals that Mr. Ayanoglou executed on were greater than $1B, increasing over time Open Text’s valuation to over $11 billion (during their tenure). Mr. Ayanoglou also has held senior finance roles in external reporting for a large SEC filer, and audit & assurance at KPMG LLP. Mr. Ayanoglou is a graduate of the University of Toronto (Rotman School of Business), a CPA, Chartered Accountant and a Chartered Business Valuator.

There are no arrangements or understandings between Mr. Ayanoglou and any other persons pursuant to which they were selected as an officer of the Company, and Mr. Ayanoglou are not related to any other executive officer or director of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Resignation of Director

On April 10, 2025, Mr. Shibu Kizhakevilayil resigned as a director of the Company, effective immediately. Mr. Kizhakevilayil did not resign as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On April 10, 2025, the Board appointed Ms. Sujatha Ramesh as an executive director of the Company, along with their current role as the Chief Operating Officer of the Company.

As disclosed in the Company’s current report, filed with the SEC on March 24, 2025, Ms. Ramesh, age 54, has a distinguished career of over 25 years of senior executive experience in the technology and financial services industry, having previously served as Global Head of Strategic Initiatives at Citigroup (2006–2024), where she held senior leadership roles and led operational transformation, governance, risk management, financial optimization, and technology modernization across global markets. Prior to Citigroup, she held leadership positions at Publicis Sapient, Infinite Computer Solutions, and Capgemini (formerly iGATE Global Solutions), managing technology projects and digital transformation initiatives across North America, Europe, Asia, and Latin America. A recognized industry thought leader and honored listee in Who’s Who in America, Ms. Ramesh has spoken at global forums and served as a guest speaker at academic institutions, mentoring future leaders. Ms. Ramesh holds an MBA from NYU Leonard N. Stern School of Business and a Master of Science (MS) in Information Systems and Applications.

Ms. Ramesh’s initial term will expire at the Company’s next annual meeting of stockholders or their earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Ms. Ramesh nor any of their immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. Ramesh party to any understanding or arrangement pursuant to which they will be appointed as a director. Ms. Ramesh does not have any family relationship with any director or executive officer of the Company.

Ms. Ramesh will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2025.

On April 11, 2025, the Company issued a press release announcing Mr. Ayanoglou’s appointment as Chief Financial Officer of the Company, resignation of Mr. Thyagarajan, and appointment of Ms. Ramesh as the Director of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Healthcare Triangle, Inc. and Mr. David Ayanoglou, dated April 10, 2025.
99.1	Press Release, dated April 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: April 11, 2025	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

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